FORM 8-A12G

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Reign Sapphire
Corporation
(Name of small business issuer in its charter)

Delaware	5944	47-2573116
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

9465 Wilshire Boulevard

Beverly Hills, California 90212

(213) 457-3772

________________________________________________________________________________

(Address and telephone number of registrant's principal executive offices and principal place of business)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Form S-1, File No.  333-204486

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The following description of the common stock, par value $0.0001 per share, of Reign Sapphire Corporation, a Delaware corporation ("the Company"), is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, which are set forth as Exhibits 3.1 and Exhibit 3.2 to this registration statement and are incorporated herein by reference.

A description of the Company's common stock to be registered is set forth under the caption "Description of Securities" in the Company's registration statement on Form S-1 (File No. 333-204486), originally filed with the U.S. Securities and Exchange Commission on May 27, 2015 and declared effective on October 30, 2015 (the "Registration Statement"), and is incorporated herein by reference.

Exhibits.

3.1*	Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 22, 2015 and as current in effect (filed as Exhibit 3.3 to the Current Report on Form 8-K filed by the registrant on December 24, 2015 and incorporated herein by reference)

3.2*	By-laws of the registrant (filed as Exhibit 3.2 to the registrant’s registration statement on Form S-1 (File No. 333-204486) filed by the registrant on May 27, 2015 and incorporated herein by reference)

* Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Reign Sapphire Corporation

Date: January 22, 2016	By:	/s/ Joseph Segelman
Joseph Segelman
President and Chief Executive Officer